UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 20, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    The information contained in Items 2.01 and 2.03 of this Current Report on Form 8-K regarding the Assignment and Assumption Agreement and the Bond Assumption and Exchange Agreement (each as defined below), which have been filed herewith as Exhibits 2.1 and 2.2, respectively, is incorporated into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Off-Balance Sheet Financing Arrangements” of Mississippi Power Company (“Mississippi Power”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”) and Note 7 to the financial statements of Mississippi Power under “Operating Leases – Plant Daniel Combined Cycle Generating Units” in Item 8 of the Annual Report for information relating to Mississippi Power’s lease of a 1,064 megawatt natural gas-fired combined cycle generating facility at Plant Daniel (the “Facility”).  See also MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Off-Balance Sheet Financing Arrangements” in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for information related to the notice provided by Mississippi Power to Juniper Capital L.P. (the “Lessor”) of Mississippi Power’s intent to purchase the Facility from the Lessor.
Under the terms of the lease agreement relating to the Facility, Mississippi Power was entitled to elect to purchase the Facility from the Lessor on October 20, 2011, without warranty by or recourse to the Lessor, but free of any liens of the Lessor, for a purchase price equal to approximately $355 million (less the principal amount of any debt obligations of the Lessor that Mississippi Power elected to assume in connection with the purchase).  The lease agreement also provided that the purchase would be affected through one or more assignment and assumption agreements between the Lessor and Mississippi Power.
On October 20, 2011, pursuant to the terms of an Assignment and Assumption Agreement dated as of October 20, 2011, between Mississippi Power and the Lessor (the “Assignment and Assumption Agreement”) and a Bill of Sale dated October 20, 2011 from the Lessor in favor of Mississippi Power, Mississippi Power purchased the Facility from the Lessor for approximately $85 million in cash and the assumption of debt obligations of the Lessor, which mature in 2021 and have a face value of $270 million and a fixed stated interest rate of 7.13%.  Mississippi Power assumed the outstanding debt obligations of the Lessor pursuant to a Bond Assumption and Exchange Agreement, dated as of October 20, 2011, by and among Mississippi Business Finance Corporation (the “Issuer”), Mississippi Power and the bondholders parties thereto (the “Bond Assumption and Exchange Agreement”), as more fully described in Item 2.03 below.
Accounting rules require that the Facility be reflected on the financial statements of Mississippi Power at the time of the purchase at the fair value of the consideration rendered.  Based on interest rates as of October 20, 2011, the fair value of the debt assumed was approximately $346 million.  Accordingly, the Facility will be reflected in the financial statements at approximately $431 million.
Additional documentation provided for the termination of the lease agreement between Mississippi Power and the Lessor relating to the Facility and the termination of certain related agreements in connection with Mississippi Power’s purchase of the Facility.  In addition, the Assignment and Assumption Agreement and the Bond Assumption and Exchange Agreement contain certain representations and warranties of Mississippi Power and the Lessor relating to Mississippi Power’s purchase of the Facility and assumption of the Lessor’s obligations.

The Assignment and Assumption Agreement and the Bond Assumption and Exchange Agreement have been filed herewith as Exhibits 2.1 and 2.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Issuer previously issued and sold $270 million aggregate principal amount of its Taxable Revenue Bonds, 7.13% Series 1999A due 2021 (the “Fixed Rate A-Bonds”) for the benefit of the Lessor, the proceeds of which were used to finance the Facility.  Pursuant to the Bond Assumption and Exchange Agreement, Mississippi Power agreed to assume the obligations of the Lessor related to the Fixed Rate A-Bonds.
In connection with Mississippi Power’s assumption of the Lessor’s obligations related to the Fixed Rate A-Bonds, the holders of the Fixed Rate A-Bonds agreed to surrender such bonds in exchange for the $270 million of Taxable Revenue Bonds, 7.13% Series 1999A due 2021 (the “Replacement Bonds”), issued by the Issuer in substitution of the Fixed Rate A-Bonds.  Also pursuant to the Bond Assumption Agreement, Mississippi Power entered into a Second Amended and Restated Loan Agreement between the Issuer and Mississippi Power dated as of October 20, 2011 (the “Loan Agreement”) pursuant to which Mississippi Power is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal, premium, if any, and interest on the Replacement Bonds.  Concurrently with the issuance of the Replacement Bonds and to evidence its obligations under the Loan Agreement, Mississippi Power delivered to the Issuer a promissory note relating to the Replacement Bonds (the “Note”).  The Note contains principal, interest and redemption provisions corresponding to the principal, interest and redemption provisions of the Replacement Bonds.

The Replacement Bonds bear interest at a fixed stated interest rate of 7.13%.  The Replacement Bonds are subject to optional redemption, in whole but not in part, at the request of Mississippi Power, at a redemption price equal to 100% of the principal amount being redeemed plus interest accrued to the redemption date and the make-whole premium, if any.  The Replacement Bonds are also subject to extraordinary optional redemption under certain circumstances at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.
The Replacement Bonds are secured by the Facility and certain personal property, accounts and proceeds related thereto.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Items 2.01 and 2.03 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

       (a)        Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

2.1           Assignment and Assumption Agreement dated as of October 20, 2011, between Mississippi Power and the Lessor.*

2.2           Bond Assumption and Exchange Agreement, dated as of October 20, 2011, by and among the Issuer, Mississippi Power and the bondholders parties thereto.*

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mississippi Power Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2011	MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

5